SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: January 4, 2006

PAULA FINANCIAL

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-23181 (Commission File Number )	95-4640368 (I.R.S. Employer identification number)

PAULA FINANCIAL
87 East Green Street, Suite 206
Pasadena, CA 91105
(Address of principal executive offices)

(626) 844-7100
(Registrant’s telephone number, including area code)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As reported in PAULA Financial’s (the “Company”) third quarter Form 10-QSB, the Board, as of the date of the filing, was comprised of four (4) directors, two (2) of whom were independent. NASDAQ rules require the majority of the directors on the Board be independent. The rules also provide if an issuer fails to comply with this requirement due to one vacancy, the issuer shall regain compliance with the requirement by the earlier of its next annual shareholders meeting (May 2006) or one year from the occurrence of the event that caused the failure to comply.

Effective January 4, 2006, Mr. Peter Beard was elected to the Company’s Board of Directors. Mr. Beard is the Senior Vice President of Policy, Information and Communications for the Fannie Mae Foundation. Mr. Beard was also appointed to the Audit Committee.

The Company’s Board of Directors is now comprised of five (5) directors, three (3) of whom are independent as required. Additionally, the Company’s Audit Committee is now comprised of three (3) independent directors, meeting the minimum member requirements for this committee.

Effective January 4, 2006, the Executive Compensation and Governing and Nominating Committees of the Board were reconstituted. These committees are now comprised of Mr. Beard, Mr. Lawrence Hayes and Mr. Harold Sandstrom, all independent directors of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: January 4, 2006	PAULA FINANCIAL By: /s/ Deborah S. Maddocks Vice President - Finance

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